PRO-DEX, INC.
                1401 Walnut Street, Suite 540
                     Boulder, CO  80302


          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
               TO BE HELD ON OCTOBER 28, 1997


      Notice is hereby given that the Annual Meeting of shareholders of Pro-Dex, Inc. will be held on October 28, 1997, at 9:00 a.m. local time, at the Pacific Club, 4110 MacArthur Boulevard, Newport Beach, California, 92660, for the following purposes:

     1.   To  ratify  the  selection  of McGladrey & Pullen,
L.L.P. as the independent certifying accountants of the Company's financial statements for the year ending June 30, 1998.

      2. To transact such other business as may properly come before the Meeting and any adjournment thereof.

      A Proxy Statement explaining the matters to be acted upon at the meeting is enclosed.

      Shareholders of record at the close of business on September 30, 1997, (the "Record Date") are entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. The stock transfer books of Pro-Dex, Inc. will remain open.

      All shareholders are cordially invited to attend the Meeting. Whether or not you expect to attend the meeting in person, you are urged to sign, date, and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. The giving of a proxy will not prevent you from revoking the proxy and voting your shares in person if you attend the Meeting.


                         BY ORDER OF THE BOARD OF DIRECTORS



                         Kent E. Searl, Chairman

Boulder, Colorado
September 30, 1997



                        PRO-DEX, INC.
                1401 Walnut Street, Suite 540
                     Boulder, CO  80302
                       (303) 443-6136


                       Proxy Statement


     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Pro-Dex, Inc. ("Pro-Dex" or the "Company") for use at an Annual Meeting of shareholders of Pro-Dex to be held on October 28, 1997 at 9:00 a.m., local time, at the Pacific Club, 4110 MacArthur Blvd, Newport Beach, California, 92660, and any adjournment thereof. The shareholders of Pro-Dex are being asked to vote:

     (1)   To  ratify the appointment of McGladrey & Pullen,
L.L.P. as the Company's independent certifying accountants for the fiscal June 30, 1998.

     (2) To transact of such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     Pro-Dex Common Stock is currently traded over-the-counter and included on the NASDAQ Small-Capsm Market under the symbol, "PDEX".

     Security holders may correspond with the Company at the above address, or reach the Company's corporate offices by telephone at (303) 443-6136.


     THIS   PROXY   STATEMENT  IS BEING FURNISHED TO PRO-DEX
SHAREHOLDERS FOR PURPOSES OF VOTING IN PERSON OR BY PROXY ON
THE  ABOVE LISTED  PROPOSALS AT  THE ANNUAL MEETING AND SUCH
OTHER MATTERS AS MAY COME BEFORE THE MEETING.



    The date of this Proxy Statement is September 30, 1997.




             INCORPORATION OF CERTAIN DOCUMENTS
                AND INFORMATION BY REFERENCE

      The  following documents or portions thereof filed  by
Pro-Dex  (File No. 0-14942) with the Securities and Exchange
Commission   ("Commission")  are  incorporated   herein   by
reference and are made a part hereof:

     (a) Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997;

     (b) Current Reports on Form 8-K filed on August 1, 1997.

     All documents filed by Pro-Dex pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Proxy Statement are to be a part hereof from the respective dates of filing such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement.

     THIS  PROXY   STATEMENT  INCORPORATES    DOCUMENTS   BY
REFERENCE  WHICH  ARE  NOT  PRESENTED  HEREIN  OR  DELIVERED
HEREWITH.  SUCH  DOCUMENTS  (OTHER  THAN  EXHIBITS  TO  SUCH
DOCUMENTS,   UNLESS   SUCH    EXHIBITS   ARE    SPECIFICALLY
INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF PRO-DEX COMMON STOCK, TO WHOM THIS PROXY STATEMENT IS DELIVERED ON THEIR WRITTEN OR ORAL REQUEST TO PRO-DEX, INC., 1401 WALNUT STREET, SUITE 540, BOULDER, COLORDO, 80302 (TELEPHONE NUMBER: (303) 443- 6136), ATTENTION: GEORGE J. ISAAC, CHIEF FINANCIAL OFFICER. IN ORDER TO ENSURE DELIVERY OF THE DOCKUMENTS PRIOR TO THE MEETING, REQUESTS MUST BE RECEIVERD BY OCTOBER 13, 1997.

                    AVAILABLE INFORMATION

     Pro-Dex is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Such reports and other information filed with the Commission by Pro-Dex are available for inspection and copying at the Public Reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549 at prescribed rates. Pro-Dex Common Stock is quoted on the NASDAQ Small-CapSM Market and certain of its reports, proxy materials and other information may be available for inspection may be available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, NW, Washington, D.C. 20006.

          SOLICITATION AND REVOCABILITY OF PROXIES

      The accompanying proxy is solicited by the Board of Directors of Pro-Dex to be voted at the Meeting, to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting. When proxies are received in properly completed and executed form, the shares represented thereby will be voted at the Meeting in accordance with the instructions specified therein. In absence of instructions to the contrary, such shares will be voted in favor of the proposals set forth therein. Any shareholder executing a proxy has the power to revoke that proxy at any time before it is voted by delivering written notice to the Secretary of Pro-Dex, by executing another proxy dated as of a later date or by voting in person at the Meeting.

      Pro-Dex's Annual Report on Form 10-KSB for the fiscal year June 30, 1997 being delivered to the shareholders of Pro-Dex with this Proxy Statement is hereby incorporated by reference.

      For the purposes of voting at the Meeting, abstentions will be counted in determining a quorum to transact business at the Meeting, but not for purposes of determining the vote required for shareholder approval.

      Only shareholders of record at the close of business September 30, 1997 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On the Record Date, there were 8,712,300 shares of Pro-Dex Common Stock outstanding, and there were 78, 129 shares of Pro-Dex Preferred Stock, 100% of which are owned by the Company's officers, directors, and their affiliates.

      All shares of Pro-Dex Common Stock are entitled to one vote per share. The affirmative vote of the holders of a majority of the outstanding shares of Pro-Dex Common Stock is required to approve and adopt each of the proposals to be voted upon at the annual meeting. The affirmative vote of the holders of a majority of the Company's Preferred Stock is not required to approve any proposals before the Meeting.

      The costs of solicitation of Pro-Dex shareholders will
be   paid   by   Pro-Dex.   Such  costs  will  include   the
reimbursement   of   banks,   brokerage   firms,   nominees,
fiduciaries, and other custodians for expenses of forwarding
solicitation materials to beneficial owners of  shares.   In
addition to the solicitation of proxies by use of the mails, the directors, officers and employees of Pro-Dex, without additional compensation, except for the reimbursement of out-of-pocket expenses, may solicit proxies personally or by telephone, telegraph, or facsimile transmission.

  PROPOSAL ONE - RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Board of Directors recommends that the shareholders ratify the appointment of McGladrey & Pullen, L.L.P. as independent certifying accountants for the Company's accounts for the year ending June 30, 1998. McGladrey & Pullen, L.L.P. served as the Company's independent certifying accountants for the years ended June 30, 1997 and June 30, 1996. The reports of McGladrey & Pullen, L.L.P for those years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principals. During the Company's two most recent years there were no disagreements with accountants on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure. The Company's Form 10KSB and the financial statements set forth therein is incorporated herein by reference and delivered to the shareholders herewith. McGladrey & Pullen, L.L.P. expects to be present at the Meeting. McGladrey & Pullen, L.L.P. will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.


              DIRECTORS AND EXECUTIVE OFFICERS

      Beginning in 1994, in accordance with a plan of reorganization adopted by the shareholders, the directors of the Company began serving staggered terms to assure continuity on the Board of Directors. The following chart indicates the term of service of each director.

                STAGGERED TERMS OF DIRECTORS


                                                Term   Class
Name of Director    Age Employee Committees   Expires   (#)
----------------    --- -------- ----------   -------  -----
Kent E. Searl        55   Yes    Compensation* 06/30/99  III

Ronald G. Coss       61   Yes    Audit*        06/30/99  III

George J. Isaac      52   Yes    Audit*        06/30/98    I
                                 Compensation

Richard N. Reinhardt 65   No     Audit*        06/30/99   II
                                 Compensation*

Robert A. Hovee+     55   No     Audit         06/30/99   II
                                 Compensation

John B. Zaepfel/     60   No     Compensation* 06/30/99   II


# Directors are elected to serve until the later of such date or the election and qualification of their successors.
* Director serves on such committee(s) as an ex-officio non-voting member.
+ Director commenced serving February 29, 1996, by the election of the Board.
/ Director commenced serving August 27, 1996, by election of the Board.

      The follwong individuals currently serve as directors of the Company:

     Kent E. Searl is a co-founder of the Company and currently serves as Chairman of the Board, Chief Executive Officer, and Acting President. He has served as a director of the Company or its predecessor since its inception in 1978. In addition to serving as Chairman of the Board, Mr. Searl is an ex officio non-voting member of the Compensation Committee of the Board of Directors. Since August 1969, he has also served as Chairman of the Board of Directors of Professional Sales Associates, Inc. ("PSA"), a national dental equipment manufacturers' representative, which he co-founded. PSA acted as marketing representative for dental handpiece products of the Micro Motors, Inc. subsidiary until June 30, 1997, at which time Biotrol International, Inc. began marketing those products. Mr. Searl currently also serves as an officer and director of two other businesses. Mr. Searl was elected by the shareholders of the Company to serve as a Class III Director until June 30, 1999 or the election and qualification of his successor.

     Ronald G. Coss founded Micro Motors in 1971 and has served as its Chairman since inception. He currently serves as the Vice-Chairman of the Company's Board of Directors, and also serves as an ex officio non-voting member of the Audit Committee of he Board of Directors. Mr. Coss has been the primary engineer in development of Micro's products since its inception and invented the technologies, which are the subject of the letters patent now owned by Micro. Mr. Coss is currently one of the Trustees of the Micro Motors Employee Stock Ownership Plan, a shareholder of the Company. Mr. Coss was elected by the shareholders of the Company, to serve as a Class III Director until June 30, 1999, or the election and qualification of his successor.

     George J. Isaac has served as a consultant to the Company and its predecessor since 1978, and became a member of the Company's Board of Directors on July 26, 1995. He serves as an ex officio member of both the Audit Committee and the Compensation Committees of the Board of Directors, and is Vice President, Secretary, and Chief Financial
Officer of the Company. Mr. Isaac has been a certified public accountant with Joseph B. Cohan and Associates, Worcester, Massachusetts since 1969, became a partner in 1977 and served as its president from 1991 to 1996. He is a member of the Board of Directors of Professional Sales Associates, Inc. and recently completed terms as a member of the Board of Directors for the Commerce Bank and Trust of Worcester, MA, and the Medical Center of Central Massachusetts. Mr. Isaac's accounting firm specialized in handling medical and dental related accounts. Mr. Isaac received a B.S. in Business Administration from Clark University in Worcester, Massachusetts. Mr. Isaac was elected by the shareholders of the Company, to serve as a Class I Director until June 30, 1998 or the election and qualification of his successor.

     Richard N. Reinhardt has served as a Director of the Company and its predecessor since 1990. He is a member of the Audit Committee and the Compensation Committee of the Board of Directors. Mr. Reinhardt has served as President and director of Professional Sales Associates, Inc. ("PSA") since he co-founded that firm in 1969. PSA is a national manufacturers representative organization that represents manufacturers in the dental equipment market. Mr. Reinhardt as elected by the shareholders of the Company, to serve as a Class II director until June 30, 1999, or the election and qualification of his successor.

     Robert A. Hovee began serving on the Company's Board of Directors on February 27, 1996. He serves as a member of both the Audit Committee and the Compensation Committee. Currently, Mr. Hovee serves as President of the Orange County Biomedical Industry Council and the Orange County Biocommerce Association, both California non-profit associations. Formerly Mr. Hovee was Chief Executive Officer and President of Life Support Products, Inc. a maker of emergency medical products of which he was a co- founder, prior to its acquisition by Allied Healthcare Products, Inc. He has also served as a director and chairman of Infrasonic, Inc., an infant respirator manufacturer. Mr. Hovee, who is active in many charities, serves as a co-chair of a University of California-Irvine Center for the Health Sciences fund-raising project. Mr. Hovee received a B.A. in Business Administration and a B.A. in Business Administration- International Business from the University of Washington in Seattle, Washington as well as a Bachelor of Foreign Trade and a Master of Foreign Trade from the American Graduate School of International Management (Thunderbird) in Glendale, Arizona. Mr. Hovee was elected by the Board of Directors, to serve as a Class II Director until the first to occur of the next shareholders meeting, June 30, 1999 or the election and qualification of his successor.

     John B. Zaepfel has served as director of the Company since August 27, 1996, and commenced service on the Company's Compensation Committee on September 16, 1996. Previously, Mr. Zaepfel served on the advisory committee advising the Board of Directors of Micro Motors, Inc., prior to its merger into Micro in July of 1995. Mr. Zaepfel spent fifteen years as the Chief Executive Officer of CPG International, Inc., which he founded in 1985 in a leveraged buy-out of a division of a wholly owned subsidiary of Times Mirror, Inc. Prior to its private sale in 1989, CPG International, Inc. was a $90 million operating company, manufacturing and marketing art, engineering, and media supplies. Prior to forming CPG International, Inc., Mr. Zaepfel was President and CEO of Chartpak and Picket Industries, wholly owned subsidiaries of Times Mirror, Inc. Mr. Zaepfel previously served as a director of Ideal School Supplies, Inc., when it was a publicly traded company, and was director of six privately held companies. Currently, Mr. Zaepfel is Chairman of the Board of Acordia of Southern California, a wholly owned subsidiary of Anthem, Inc., listed on the New York Stock Exchange. Mr. Zaepfel previously served as a director of Varitronics, Inc., previously quoted on NASDAQ, Inc., and currently serves as a director of Remedy Temp, Inc., a public company quoted on NASDAQ, Inc. Mr. Zaepfel is a graduate of the University of Washington, and holds a Master in Business Administration from the University of Southern California. Mr. Zaepfel was elected by the Board of Directors, to serve as a Class II Director until the first to occur of the next shareholders' meeting, June 30, 1999, or the election and qualification of his successor.


               RECENT EVENTS AND TRANSACTIONS

     The Board of Directors of Pro-Dex, Inc. accepted the resignation of Charles E. Strait from the Board of Directors and from his position as President of Pro-Dex, Inc. effective January 22, 1997. Mr. Strait advised the Board at a regularly scheduled Board meeting held on January 22, 1997, that current health problems have made it increasingly difficult for him to perform his duties as President and as a Director and therefore he deemed it advisable to tender his resignation. Mr. Strait commenced service on the Board of Directors on July 26, 1995,and was elected to serve until June 30, 1998. He resigned prior to the expiration of his term. The Board of Directors immediately commenced a search for a successor Director and President. Mr. Kent E. Searl, currently the Chairman of the Board and Chief Operating Officer of Pro-Dex, Inc., will serve as acting President until a successor can be qualified and elected.

     On April 25, 1997, the Company completed the unwinding of its previous acquisition of the assets of Pnu-Light, including United States Patent No. 5,267,129 entitled "Pneumatic Lighting Apparatus." The decision of the Board of Directors was previously announced in February, 1997. The anticipated synergy between Pro-Dex' Micro Motors subsidiary and Pnu-Light did not meet expectations and, in accordance with procedures contained in the Pnu-Light Asset Purchase Agreement, Martech, Inc. (the surviving successor of Pnu-Light Tool Works, Inc. reconveyed to the Company 368,483 shares of the Company common stock that were originally issued to Martech, Inc. in May, 1996.

     The Company, in exchange for the 368,483 shares, assigned the Pneumatic Lighting Apparatus Patent to Martech, Inc. subject to a non-exclusive, fully paid, worldwide license to the technology and the proprietary information which are retained by Pro-Dex.

     On June 11, 1997, the Company completed the sale of the assets and business, exclusive of accounts receivable, of Pro-Dex Management, Inc., the Company's dental clinic management subsidiary in California ("DCM"). The effective date of sale was May 31, 1997. The decision of the Board of Directors to explore the feasibility of a sale of the subsidiary was discussed by the Company in previous reports. The sale of assets transaction was made with Professional Dental Management, L.L.C., a California limited liability company ("PDM"). Dr. M. Larry Kyle is the managing member of PDM and prior to the sale was president of DCM and a member of the Company's Board. See "Item 12 - Certain Relationships and Related Party Transactions." The terms of the sale provide that PDM assume DCM liabilities of approximately $670,000 in exchange for the inventory and equipment of DCM. DCM retains its accounts receivable in the net amount of approximately $1,800,000 which will be collected, with the assistance of PDM, over the ensuing 12 to 24 months. The losses from operations of DCM have been reported by the Company on the basis of discontinued operations since the Company's Board of Directors announcement of the intention to sell the business and assets of DCM. If the allowance for doubtful accounts is not adequate to insure the realization of the net amount of DCM's receivables, additional losses from discontinued operations could occur in future years.

                OTHER MANAGEMENT INFORMATION

Compliance with Section 16
--------------------------

     Based solely upon its review of Forms 3, 4, and 5 and written representations of officers and directors, the Company is not aware of any failure of any officer, director or owner of 10% or more of the outstanding securities of the Company to make timely filings in accordance with the requirements of Section 16.

Business Experience of Key Management of Subsidiaries
-----------------------------------------------------

     Set forth below is information concerning certain key management personnel of the Company's operating subsidiaries, Biotrol International, Inc., Challenge Products, Inc., Micro Motors, Inc. and Oregon Micro Systems, Inc.

     Daniel S. Reinhardt joined Biotrol International, Inc. as a sales representative in September 1988. He was promoted to National Sales Manager in January of 1991, and, effective January 1, 1997, Mr. Reinhardt was made Vice President and Chief Operating Officer of Biotrol International, Inc.

     Charles L. Bull founded Challenge Products, Inc. in 1978 and has served as its President and Chief Executive Officer since its inception as a dental products business. Mr. Bull has developed more than 40 chemical products used in the industry, as well as a process for high speed filling of a patented prophy ring. See "Item 12 - Certain Relationships and Related Party Transactions."

     Gary Garleb has served as Vice President and General Manager of OMS, since its acquisition by the Company in July of 1995. Prior to that time, he served as Vice President for Operations and Manufacturing of Micro Motors from 1974 to 1995. Mr. Garleb recently resigned as a Trustee of the Micro Employee Stock Ownership Plan ("Micro ESOP"), a shareholder of the Company, which has demand registration rights in respect of its restricted shares.

Executive Compensation
----------------------

     The following table summarizes executive compensation paid by the Company during the last three fiscal years to the Company's Chairman and the four other most highly compensated executives.

                 SUMMARY COMPENSATION TABLE

        Annual Compensation            Long Term Compensation Awards
        -------------------            -----------------------------
                                                Secur-
                                 Other    Re-    ities          All
Name                            Annual  strict   Under   LTIP  Other
and                             Compen-   ed     lying   Pay-  Compen-
Principal                       sation   Stock  Options/ outs  sation
Position    Year   Salary  Bonus  (1)   Awards    SAR           (6)
---------   ----  -------- ----- -----  ------  -------- ----  ------
Kent E.     1997  $160,000   -     -      -       None     -     -
Searl       1996   150,000   -     -      -    100,000(3)  -     -
Chairman    1995      0.00   -     -      -     50,000     -     -
and Chief
Executive
Officer(2)

Ronald G.   1997  $364,320   -     -      -       None     -     -
Coss, Vice  1996   360,000   -     -      -       None     -     -
Chairman(4) 1995       N/A   -     -      -        N/A     -     -

George J.   1997  $180,000   -     -      -       None     -     -
Isaac, Vice 1996   170,000   -     -      -    200,000(3)  -     -
President,  1995       N/A   -     -      -     50,000     -     -
Chief
Financial
Officer,
Secretary-
Treasurer,
Director(5)

Dr. M.       1997 $ 90,390   -     -      -       None     -     -
Larry Kyle   1996  114,000   -     -      -       None     -     -
President    1995  114,672   -     -      -     50,000     -     -
of DCM
Subsidiary

Charles E.   1997 $185,000   -     -      -       None     -     -
Strait(7)    1996  175,000   -     -      -       None     -     -
             1995      N/A   -     -      -        N/A     -     -

Charles L.   1997 $113,276   -     -      -       None     -     -
Bull         1996  110,000   -     -      -       None     -     -
             1995  100,000   -     -      -       None     -     -

Gary         1997 $111,435   -     -      -       None     -     -
Garleb       1996  101,826   -     -      -     98,505(8)  -     -
             1995   98,568   -     -      -       None     -     -

(1) The aggregate amount of perquisites or other personal benefits received by any officer or director for which no other annual compensation is indicated did not exceed the lesser of $50,000 or 10% of such officer or director's annual salary.

(2) Mr. Searl received no compensation from the Company during the fiscal year ended June 30, 1995. Mr. Searl was granted options under the 1994 Stock Option Plan in 1995 and under the Directors' Stock Option Plan in 1994.

(3) Options in the amount of 100,000 and 200,000 shares were granted to Messrs. Searl and Isaac, respectively during the Company's fiscal year ended June 30, 1996, under the Stock Option Plan.

(4) Mr. Coss received no compensation from the Company prior to the year ending June 30, 1996, as he was not then an employee of the Company and did not serve on its Board of Directors. The Company is obligated to pay Mr. Coss $1 million over five years, commencing on July 26, 2001, under a Non-Competition Agreement in connection with the merger of Micro Motors with and into the Company's Micro Acquisition subsidiary. In addition, the Company assumed two notes of Micro Motors payable to Mr. Coss in the aggregate amount of $938,450, relating to termination of Mr. Coss' long term employment agreement with Micro Motors and prior unpaid earned compensation.

(5) Mr. Isaac received no compensation from the Company prior to the fiscal yea r ending June 30, 1996, as he was not then employed by the Company and did not serve on its Board of Directors. During he fiscal year ended June 30, 1995, Mr. Isaac was granted options to acquire 50,000 shares under the 1994 Stock Option Plan, in connection with his acceptance of employment by the Company. See also note 3 to this chart.

(6)  Employer  contributions  to the  Pro-Dex,  Inc.  401(k)
     Plan.

(7) Mr. Strait received no compensation from the Company prior to the fiscal year ending June 30, 1996, as he was not then employed by the Company and did not serve on its Board of Directors. On January 22, 1997, Mr. Strait resigned his position as President of the Company, and as a member of the Board of Directors for health reasons. Management has decided to continue Mr. Strait's salary until a determination has been made on his pending disability claim with his disability insurance carrier.

(8) Mr. Garleb received no compensation from the Company prior to the year ending June 30, 1996, as he was not employed by the Company. The options set forth in this chart were converted from the Micro options granted in July, 1994 to options to acquire 98,505 shares of the Company's common stock, under the 1994 Stock Option Plan, pursuant to the vote of Shareholders at the Company's annual meeting on February 27, 1996.

Employment Agreements
---------------------

     Effective July 26, 1995, the Company entered into long-term; employment agreements with a number of its executive officers and extended existing employment agreements with certain other officers. The Company paid salaries in an aggregate amount of $964,153 for all its officers and directors for the year ending June 30, 1997.

     Ronald G. Coss currently serves as Vice Chairman of the Company. Mr. Coss had, prior to the merger of Micro Motors, Inc. with Pro-Dex, Inc., been compensated by Micro Motors at a salary of $560,000 for the fiscal year ending March 31, 1995 and $456,000 for the fiscal year ending March 31, 1994. Annual base compensation to Mr. Coss under the employment agreement is $360,000 and is adjustable upward for inflation each July 1 of the five year term of his employment agreement, for which, for the year ending June 30, 1997, compensation owed Mr. Coss was $364,320, not including other benefits, payments or compensation. However, due to poor operating performance, in February 1997 certain management employees, to include Mr. Coss, agreed to a temporary reduction in base salary which reduction is reflected by his actual salary of $352,320 for the year ending June 30, 1997. Mr. Coss' employment agreement is renewable until terminated.

     In addition to compensation to Mr. Coss under his employment agreement, the Company is obligated to pay Mr. Coss $1 million over five years, commencing on July 26, 2001 under a Non-Competition Agreement in connection with the merger of Micro Motors with and into the Company's Micro subsidiary. Upon the merger, the Company also assumed two notes payable by Micro Motors to Mr. Coss in the aggregate amount of $938,450, relating to termination of Mr. Coss' long term employment agreement with Micro Motors and prior unpaid earned compensation. See "Item 12 - Certain Relationships and Related Party Transactions."

     In addition to the direct compensation Mr. Coss is to receive under his employment agreement with the Company, he is to have reimbursement of reasonable travel and entertainment expenses, a vehicle and auto expenses for business use, country club dues and reasonable country club expenses, annual physical with a prior recuperative period and paid accommodations, and six weeks annual leave. In the event Mr. Coss does not use all or part of his six weeks annual leave, his employment agreement permits him to elect to be paid cash in lieu of leave not taken. Mr. Coss is required to reasonably forecast the amount of any cash in lieu of leave, for purposes of the Company's financial forecasts. Mr. Coss did not notify the Company that he elected to be paid cash in lieu of leave not taken during the year ending June 30, 1997 and has indicated that he is unable to forecast his leave for the year ending June 30, 1998.

     On July 26, 1995, the Company entered into a long-term employment agreement with Kent E. Searl, its Chairman. Until such date, Mr. Searl had received no compensation for his services to the Company, other than grant of options exercisable at the last bid price as of the date of grant. During the year ended June 30, 1995, Mr. Searl was granted options to acquire 50,000 shares of the Company's common stock, under the 1994 Stock Option Plan. On November 21, 1994, Mr. Searl was granted options to acquire 100,000 shares, under the 1994 Stock Option Plan, exercisable at the last bid price on the date of grant. Mr. Searl is located in the Company's headquarters offices in Boulder, Colorado, and travels frequently to all the Company's subsidiaries. Under his employment agreement with the Company, Mr. Searl was paid $150,000 for the year ended June 30, 1996. His salary under the employment agreement was to be $160,000 per annum through June 30, 1997, however, due to poor operating performance, Mr. Searl deferred his contract right to the increase in his compensation and further agreed to a temporary base salary reduction. Compensation due Mr. Searl for the remaining year of the three year term of his employment agreement is $170,000 The employment agreement accords Mr. Searl three weeks annual leave, but provides for no alternative of cash in lieu of leave untaken. In addition, Mr. Searl's employment agreement provides that he may receive use of a car at Company expense, although to date Mr. Searl has received limited reimbursement for use of a vehicle not provided by the Company. Mr. Searl is also entitled to such other benefits as the Company's Board of Directors determines to offer the Company's executive employees, and reimbursement of reasonable expenses.

     On July 26, 1995, Mr. Charles E. Strait entered into a long-term employment agreement with the Company. Pursuant to that agreement, Mr. Strait's salary as the Company's President and Chief Operating Officer for the year ending June 30 1997 was $184,333. That employment agreement also provides that, upon a determination of disability, the Company is obligated to pay Mr. Strait for a period of ninety days until his disability insurance coverage commences. Mr. Strait has made application for such benefits and a determination of the same is pending.

     On July 26, 1995, George J. Isaac began serving as the Company's Vice President and Chief Financial Officer, and on September 21, 1995 he was elected the Company's Secretary-Treasurer by the Board of Directors. Mr. Isaac was granted options to acquire 50,000 shares of the Company's common stock, exercisable at the last bid price as of the date of grant, upon his acceptance of employment, during the fiscal year ended June 30, 1995, but received no other compensation as an employee during such year. Mr. Isaac was granted options to acquire 200,000 shares exercisable at the last bid price as of the date of grant, on November 21, 1995. The employment agreement with Mr. Isaac provides that he is to receive a salary of $170,000 through June 30, 1996, $180,000 July 1, 1996 through June 30, 1997, and $190,000 for the remainder of the three year term of the employment agreement. However, due to poor operating performance, in February 1997 certain management employees, to include Mr. Isaac, agreed to a temporary reduction in base salary which reduction is reflected by his actual compensation of $171,000 for the year ending 30 June 1997. Mr. Isaac's employment agreement allows three weeks annual leave, but any leave not taken is to be forfeited without compensation. The employment agreement with Mr. Isaac provides that he may receive use of a Company vehicle for business purposes. In addition, Mr. Isaac is entitled to reimbursement of reasonable expenses at the discretion of the Board of Directors and such other benefits as the Board of Directors determines to make available to its executive employees.

     On August 1, 1993, the Company entered into an employment agreement with Mr. Charles L. Bull, President, and Chief Operating Officer of Challenge Products. Pursuant to that agreement, Mr. Bull is to be paid a base salary of $100,000 annually through December 31, 1998, with month to month renewal thereafter unless terminated on 60 days prior written notice. Challenge Products is also required to maintain a $300,000 split-dollar life insurance policy on Mr. Bull, payable in accordance with his direction. The employment agreement provides that Mr. Bull cannot compete, directly or indirectly, with Challenge for three years following termination of employment.

Compensation to Directors
-------------------------

     Beginning July 1, 1990, the Company established a fee of $1,000 per year for each director. Through the year
ended  June  30, 1995, directors waived their fees.   During
the year ended June 30, 1995, the three then serving directors were granted options to acquire aggregate 150,000 shares in recognition of substantial efforts in obtaining the Micro and OMS acquisitions. In addition, a new employee-director was granted options to acquire 50,000 shares for his services in connection with such acquisitions and to induce him to accept appointment to serve as the Company's Chief Financial Officer. In addition, during the year ended June 30, 1995, the Company granted options to acquire 1,754 shares to Richard Reinhardt in accordance with the plan for such options previously adopted by the Board with respect to non- employee directors. All such options are exercisable at the last sale price on the date of grant.

     During the year ended June 30, 1997, the Board of Directors determined that experienced outside directors expect to receive directors' fees and stock options in connection with such service. To that end, the Board of Directors adopted a proposal to pay directors' fees for non-employee directors in the amount of $3,000 per quarter, together with $1,000 for each regular meeting attended by non-employee directors and $500 for each committee meeting held on a date other than a regular board meeting. During the year ended June 30, 1997, $57,000 was paid as non-employee director compensation. Employee directors receive only their usual salaries and expenses in attendance at Board and Committee meetings for service on the Board of Directors. In addition, in August 1996, the Board adopted a policy to grant each non-employee director an option to purchase 20,000 shares of common stock upon commencement of their service with an additional option granted automatically each year to purchase 10,000 shares. The maximum term of such options is ten years. During the year ended June 30, 1997, Messrs. Reinhardt and Hovee were each granted options to acquire 10,000 shares of the Company's common stock, under the Directors' Stock Option Plan, exercisable at $3.55 share, pursuant to the previously adopted plan for grant of options. Mr. Zaepfel was granted options to acquire 20,000 shares of the Company's common stock, under the Directors' Stock Option Plan, exercisable at $2.44 pursuant to the previously adopted plan for grant of options.

Options Granted During the Last Fiscal Year
------------------------------------------

     The following table provides information on options granted to the Directors during the year ended June 30, 1997.


       OPTIONS GRANTED DURING YEAR ENDED JUNE 30, 1997

                   Options  Exercise              Potential
                   Granted    Price   Expiration   Value(1)
       Name          (#)     ($/SH)      Date        ($)
------------------ -------  --------  ----------  ---------
John B. Zaepfel(2)  20,000     2.44    8-27-06      30,800

(1) Potential value is based on the assumption that the price of the stock will appreciate at an annual compounded rate of 5% until the applicable expiration dates.

(2) Mr. Zaepfel was granted the indicated options pursuant to the Directors' Stock Option Plan.

(3) A disinterested majority of the Board has committed, in furtherance of the Board's decision respecting the remuneration of non-employee directors, automatic annual grants in the amount of 10,000 shares, to Messrs. Hovee, and Reinhardt, at the exercise price of $3.55, effective upon the resolution of the Board reflecting the foregoing.

     The following table provides information on exercise of stock options during the year ended June 30, 1997 by executives and directors and value of unexercised options at June 30, 1997:

 SHARES ACQUIRED ON EXERCISE OF OPTIONS AND VALUE OF OPTIONS
              HELD BY EXECUTIVES AND DIRECTORS
                      At June 30, 1997

                                        Number         Value
                                     of Shares            of
                                    Underlying   Unexercised
                                   Unexercised  In the Money
                                    Options at    Options at
                                    FY-End (#)    FY-End (1)
                  Exer-          ------------- -------------
                   cise    Value  Exercisable/  Exercisable/
     Name          (#)  Realized Unexercisable Unexercisable
---------------   ----- -------- ------------- -------------
Kent E. Searl        -     -        202,051/0     $56,500/0

George J. Isaac      -     -        250,000/0     $50,000/0

Richard N. Reinhardt -     -        123,805/0     $31,500/0

Robert A. Hovee      -     -         20,000/0           0/0

John B. Zaepfel      -     -         20,000/0           0/0

(1) The indicated value has been determined based upon the difference between the exercise price and the fair market value of the securities underlying the options on June 30, 1997.

1988 Stock Option Plan
----------------------

     In 1988, the Company adopted its 1988 Stock Option Plan (the "Plan") pursuant to which the Company's Board of Directors was authorized to issue options to purchase up to 150,000 shares of the Company's common stock to employees, directors and consultants of the Company. The option exercise price must equal fair market value of the common stock on the date of grant. No options to purchase shares of common stock were granted under the 1988 Plan during the fiscal year ended June 30, 1997. At June 30, 1997, options to purchase an aggregate of 25,000 shares of the Company's common stock were outstanding under this Plan. A former director exercised options to purchase 30,000. Options to purchase 25,000 shares were exercised by a former consultant to the company. On July 5, 1996, the Company registered the shares underlying the options theretofore granted under the 1988 Stock Option Plan on a Form S-8 filed with the Securities and Exchange Commission.

1994 Stock Option Plan
----------------------

     On May 25, 1994, the Company's shareholders adopted its 1994 Stock Option Plan (the "Plan"), pursuant to which the Company's Option Committee was authorized to issue options to purchase up to 500,000 shares of the Company's common stock to employees of the Company. At the Annual Meeting of shareholders on February 27, 1996, the shareholders approved an increase in the number of shares authorized for grant of options under the Plan to 1.5 million shares. In addition, the shareholders also approved conversion of options to acquire shares of Micro, granted to Micro employees prior to the acquisition to options to acquire 591,120 shares of the Company's common stock at an exercise price of $2.50 per share, under the 1994 Stock Option Plan. The 1994 Stock Option Plan was adopted to advance the interests of the
Company and its shareholders by affording employees an opportunity for investment in the Company. The Compensation Committee has sole discretion to select which employees of the Company will be granted options, the number of shares subject to option, the timing of such option grants, when the options may be exercised, and the exercise price. The exercise price of options must be at least equal to the fair market value of the common stock on the date of grant. The maximum term of options granted under the Plan is ten years. As of June 30, 1997, there were outstanding options under the 1994 Stock Option Plan to acquire 548,580 shares of the Company's common stock.

Directors' Stock Option Plan
----------------------------

On May 25, 1994, the Company's shareholders adopted its Directors' Stock Option Plan (the "Plan") pursuant to which the Company was authorized to issue options to purchase up to 200,000 shares of the Company's common stock to non-employee Directors of the Company. At the February 26, 1996 Annual Meeting, the Company's shareholders approved an increase in the number of shares authorized for grant of options under the Directors' Stock Option Plan to 500,000
shares.   The  Plan was adopted to advance the interests  of
the Company and its shareholders by attracting qualified non-
employee   Directors,  whose  participation   and   guidance
contribute to the successful operation of the Company.   The
Board of Directors previously adopted a resolution, which provides that options to purchase $5,000 share value of
common  stock.   During the year ended June  30,  1996,  the
Board of Directors determined that experienced outside directors expect to receive more substantial directors'
remuneration in the form of fees and stock options in connection with their service. To that end, the Board of Directors adopted a proposal to pay directors' fees for non-employee directors in the amount of $3,000 per quarter, together with $1,000 for each regular meeting attended by non-employee directors and $500 for each committee meeting
held  on  a  date  other than a regular board  meeting.   In
addition, in August 1996, the Board adopted a proposal to grant 20,000 shares to non-employee directors upon their
commencement  of  service on the  Board.   Mr.  Zaepfel  was
granted options to acquire 20,000 shares of the Company's common stock, under the Directors' Stock Option Plan, exercisable at $2.44 pursuant to the previously adopted plan for grant of options. The maximum term of each option is
ten  years.   As  of  June 30, 1997, there were  outstanding
options  under the Directors' Stock Option Plan  to  acquire
315,856   shares   of  the  Company's   common   stock.    A
disinterested  majority  of  the  Board  has  committed,  in
furtherance   of   the  Board's  decision   respecting   the
remuneration of non- employee directors, automatic annual grants in the amount of 10,000 shares, to Messrs. Hovee, and Reinhardt, at the exercise price of $3.55, effective upon the resolution of the Board reflecting the foregoing

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

     Set forth in the following table is information as of June 30, 1997, with respect to the beneficial shareholdings of the Company's common stock, by all directors, individually, and all officers and directors as a group, and beneficial owners of 5% or more of such common stock.

     BENEFICIAL SHAREHOLDINGS OF DIRECTORS, OFFICERS AND
           OWNERS OF MORE THAN 5% OF COMMON STOCK

                                                   Percent
Name and Address           No. of Shares         of Class(1)
----------------           -------------        ------------
Kent E. Searl
1401 Walnut St.,
Suite 540
Boulder, CO 80302          993,930(2)(4)(5)          11.03%

Ronald G. Coss
1401 Walnut St.,
Suite 540
Boulder, CO 80302        2,493,528(6)                27.68%

Richard N. Reinhardt
1401 Walnut St.,
Suite 540
Boulder,CO 80302            10,984(2)(4)(5)(7)(8)     5.78%

George J. Isaac
1401 Walnut St.,
Suite 540
Boulder, CO 80302          254,000(4)                 2.82%

Robert A. Hovee
1401 Walnut St.,
Suite 540
Boulder, CO 80302           20,000(7)(8)              0.13%

John B. Zaepfel
1401 Walnut St.,
Suite 540
Boulder, CO 80302           20,000(7)                 0.22%

All officers and
directors as a
group (6 persons)        3,995,213(2)(3)(4)(5 )      44.34%
                                  (6)(7)(8)(9)
Micro Motors
Employee Stock
Ownership Plan
151 E.Columbine
Santa Ana,CA 92707       1,075,359(6)                11.94%

(1)  Calculated pursuant to Rule 13d-3 under Exchange Act.

(2) Includes 250,000 shares of common stock, 58,229 shares of Preferred Stock convertible share-for-share into common stock at any time, and Warrants to acquire 13,000 shares of common stock owned of record by Professional Sales Associates, Inc. ("PSA"). Messrs. Searl and Reinhardt are officers and directors of PSA and may be deemed to beneficially own PSA's shares. Mr. Searl, individually, owns of record 410,750 shares of common stock and 19,900 shares of Preferred Stock. Mr. Reinhardt, individually, owns of record 58,950 shares. In addition, Mr. Reinhardt's spouse, in-individually, owns 7,000 shares, which are attributed to him in this chart.

(3) Includes options held by Messrs. Searl, Reinhardt, and Isaac to purchase 50,000 shares (each) shares of the Company's common stock at $2.50 per share. Also includes options held by Messrs. Searl and Reinhardt to purchase 50,000 shares (each) at $1.75 per share. Also includes options held by Messrs. Searl and Isaac to purchase 100,000 and 200,000, respectively, of the Company's common stock at $2.13 per share. These shares have been added to outstanding shares in calculating each director's individual percentage of beneficial ownership.

(4) Includes options held by Messrs. Searl and Reinhardt to purchase 2,051 shares (each) of the Company's common stock at $2.43 per share and Mr. Reinhardt to purchase 1,754 shares of the Company's common stock at $2.85 per share. These shares have been added to outstanding shares in calculating each director's individual percentage of beneficial ownership.

(5) Includes 584,377 shares of the Company's common stock held by the Micro Motors ESOP, which are held by such ESOP for the benefit of Mr. Coss. Such shares held by the ESOP for the benefit of Mr. Coss are included in the total opposite Mr. Coss' name and also included in the total opposite the name of the Plan. Mr. Coss is one of three Trustees of such Plan, and does not have sole voting or dispositive power over shares held by the Plan.

(6)  Includes  options  of  Messrs.  Reinhardt,  Hovee,  and
     Zaepfel to acquire 20,000 shares each of the Company's common stock at $2.44 per share.

(7) Includes options of Messrs. Reinhardt and Hovee to acquire 10,000 shares each of the company's common stock at $3.55 per share.

(8) The officers and directors as a group currently have in the aggregate, together with their affiliates, voting power with respect to 2,639,851 currently issued and outstanding shares of common stock, not including in such number the convertible preferred stock or options treated as shares of common stock attributed to them for the purpose of this chart. Shares held by the Micro Motors ESOP have not been included in com-putting the voting power number in this footnote or in stating the vote controlled by officers and directors else- where in this proxy statement, but shares held by the Micro Motors ESOP for the benefit o f Mr. Coss are included the amount of his beneficial ownership and the total held by all officers and directors as a group reported in the chart.

(9) A disinterested majority of the Board has committed, in furtherance of the Board's decision respecting the remuneration of non-employee directors, automatic annual grants in the amount of 10,000 shares, to Messrs. Hovee, and Reinhardt, at the exercise price of $3.55, effective upon the resolution of the Board reflecting the foregoing.

     Set forth in the following table is information as of June 30, 1996 with respect to the beneficial shareholdings of all directors, individually, and all officers and directors as a group, and beneficial owners of more than five percent of the Company's Series A Preferred Stock.


     BENEFICIAL SHAREHOLDINGS OF DIRECTORS, OFFICERS AND
          OWNERS OF MORE THAN 5% OF PREFERRED STOCK

                                                    Percent
Name and Address               No. of Shares       of Class
----------------               -------------       --------
Kent E. Searl
1401 Walnut Street,
Suite 500
Boulder, CO 80302                78,129(1)           100.0%

Richard N. Reinhardt
1401 Walnut Street,
Suite 500
Boulder, CO 80302                58,229(1)            74.5%

All officers and
directors as a
group (3 persons)                78,129(1)           100.0%

Professional Sales
Associates, Inc.
1401 Walnut Street,
Suite 500
Boulder, CO 80302                58,229               74.5%

(1) Includes 58,229 shares owned of record by Professional Sales Associates, Inc. ("PSA"). Messrs. Searl and Reinhardt are officers and directors of PSA and may be deemed to beneficially own PSA's shares. Mr. Searl, individually, owns of record 19,900 shares (24.2% of the outstanding shares of Preferred Stock). Mr. Reinhardt owns no shares of Preferred Stock individually.

    CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     In 1993, when the Company acquired Challenge, Mr. Charles Bull and Challenge entered into a royalty agreement and license agreement, both effective July 1, 1993 and extending to December 31, 1998. Under the license agreement, Mr. Bull granted Challenge Products an exclusive license to manufacture, distribute and market a patented prophy ring in return for execution of the acquisition agreements and a royalty agreement providing for certain payments in respect of sales targets never achieved. In June 1996, Mr. Bull, the Company, and Challenge entered into a letter agreement by which they agreed that the royalty agreement was rescinded as void ab initio, for failure to accurately reflect the intent of the parties. In addition, the parties agreed that the exclusive paid up license conferred by the license agreement should be evidenced by an assignment of all rights in the prophy ring patent. Mr. Bull continues to serve as President of Challenge, and received $113,276 in compensation for his services as President of Challenge, in the year ended June 30, 1997.

     On July 26, 1995, in connection with the merger of Micro Motors with and into Micro, the Company issued 3,350,000 shares of the Company's common stock in exchange for all the issued and outstanding stock of Micro Motors, all as more fully described in the Company's Form 8-K dated July 26, 1995. The Micro Motors Employee Stock Ownership Plan (the "Micro ESOP") holds 1,075,359 of the shares issued in connection with the acquisition of Micro. The number of shares owned by the ESOP has been adjusted to reflect the correct allocation as between the ESOP and remaining shareholders at the time of the merger. The number of shares originally allocated to the ESOP was erroneously calculated and reported as 1,099,805. The ESOP has certain limited demand registration rights in respect thereof, exercisable from July 26, 1996 through July 26, 1999, at the expense of the Micro ESOP. In addition, the Micro ESOP has limited concurrent registration rights, sharing costs on a pro-rata basis; in the event the Company should undertake an underwritten public offering prior to July 26, 2002. In addition, shareholders at the Company's Annual Meeting on February 27, 1996 approved conversion of outstanding options of Micro Motors Incentive Stock Option Plan into options to acquire 591,120 shares of the Company's common stock.

     Pursuant to the Merger Agreement, Ronald G. Coss entered into a Non-Competition Agreement pursuant to which he is to be paid $1 million over five years, with payment commencing in the sixth year after closing. In addition, Mr. Coss executed an employment agreement with the Company, pursuant to which he is to be paid $360,000 annually as Vice Chairman of the Company under his employment agreement, adjustable upward for inflation, representing a reduction from the more than $560,000 which he had been paid as the Chairman of Micro, despite his greater responsibilities with the Company. In addition to compensation payable under the employment agreement between the Company and Mr. Coss, he is entitled to certain executive employee benefits and perquisites.

     Prior to the merger transaction, Mr. Coss also entered into an agreement to terminate his long term employment contract with Micro Motors, for an additional $677,400, payable over five years, at 11% interest per annum. At the closing contemplated by the Merger Agreement, the Company assumed Micro Motor's obligation under the termination agreement, as well as Micro's obligation under a note for $261,050 in prior unpaid earned compensation. In connection with the closing of the transactions under the Merger Agreement, the Company also entered into a flexible Line of Credit Loan Agreement, whereby Mr. Coss may borrow as much as $500,000 from the Company, at 7% interest, with repayment of the loan to occur as an offset of obligations owed by the Company to Mr. Coss in respect of the Non-Competition Agreement and employment agreement.

     In connection with the acquisition of OMS, the Company borrowed $500,000 from an unrelated third party pursuant to a Loan Agreement and Promissory Note. Fifty percent (50%) of the outstanding balance of obligations to the lender, at any time, is jointly guaranteed by Professional Sales Associates, Inc. ("PSA") and Mr. Kent E. Searl (the Company's Chairman). In connection with the loan, the lender was granted a ten year warrant to acquire 26,000 shares of the Company's common stock exercisable at the market price of the Company's shares at $2.50 per share exercise price. Warrants to acquire 13,000 shares of the Company's common stock were issued to PSA exercisable at $2.50 per share. Messrs. Kent E. Searl, Richard N. Reinhardt, and George J. Isaac, directors of the Company, are directors of PSA. No warrants were issued to Mr. Searl. The unrelated third party loan, which PSA guaranteed, was repaid on July 26, 1996, when the Company entered into a loan agreement with Harris Bank and Trust, N.A.

     The Company, prior to July 1, 1997, marketed certain of the dental equipment manufactured by Micro through PSA, a firm for which Messrs. Searl, Reinhardt, and Isaac are directors. The terms and condition of the agreement with PSA were a continuance of the relationship between PSA and Micro Motors established on negotiated arms' length basis prior to the merger of Micro Motors into Micro. Micro Motors, Inc. dental handpieces previously marketed by PSA are currently being marketed by the Biotrol International, Inc. subsidiary of the Company, effective July 1, 1997.

     The Company leases its offices in Boulder, Colorado from PSA, a firm for which Messrs. Searl, Reinhardt, and Isaac are directors, as sub-lessees under a master lease between PSA and a third party unrelated to PSA or the Company. The sublease between the Company and PSA is on a month to month basis. The Company's monthly lease payments are $1,883, which is equal to the amount of the lease payments due from PSA to the third party lessor, on a per square foot basis. The Company's management believes that the monthly rental is comparable to rents charged for comparable properties in the market area. Nevertheless, the terms of the sub-lease, including price, may not be as favorable to the Company as lease terms, which might have, been negotiated with a third party in an arm's length transaction.

     Micro leases its offices and manufacturing facility in Santa Ana, California from Ronald G. Coss, currently a director of the Company, at a monthly rental of $28,237. The Company's management believes that the monthly rental is comparable to rents charged for comparable properties in the market area. Nevertheless, the terms of the lease, including price, may not be as favorable to the Company as lease terms, which might have, been negotiated with a third party in an arm's length transaction.

     On October 10, 1995, the Company granted warrants to acquire 100,000 shares to Mr. Carl Militello, pursuant to a Warrant Agreement between Mr. Militello and the Company. Such warrants are exercisable at the last bid price as of the date of grant of $2.13. Such warrants were issued as consideration to Mr. Militello for services to the Company, including investor relations and financial consulting services. Mr. Militello is not a related party.

     On  July  5,  1996, the Company filed  a  Form  S-8  to
register the shares of common stock underlying options theretofore granted pursuant to its 1988 Employee Stock Option Plan. Dr. Kyle, President of DCM and a former director of the Company, held 30,000 of such options, all of which were exercisable at $0.25 per share.

                        OTHER MATTERS

     The Company's Board of Directors does not know of any other matters to be brought before the Meeting.

     Proposals of shareholders (which myst comply with the requirements of Rule 14a-8 under the Exchange Act) intended to be presented at the 1998 Annual Meeting of Shareholder must be received not later that September 15, 1998.